AMENDMENT
                       CONVERTIBLE PROMISSORY NOTE
                           DOCUMENT A-06282011

The parties agreed that effective June 29, 2011, the Convertible
Promissory Note A-06282011 by and between Amerilithium Corp. and JMJ Financial are hereby amended as follows:

   - Registration Deadline & Penalties. In the event that the registration is not filed within 21 days of the date of the agreement, the 21-day $50,000 penalty will be waived until the time that the registration becomes effective. Once effective, the penalty will be re-evaluated and if the registration is effective in 90 days from the date of the agreement, then the 21-day $50,000 penalty will be fully waived. If the registration is not effective in 90 days of the agreement, then the 21-day $50,000 penalty will be enforced and added to the balance of the note.

   - Additional Conditions to $70,000 Payment. The two following conditions apply to the $70,000 payment described in the Funding Schedule.

   -   In the event that the registration is not filed
(with 10-K comments cleared) within 40 days of the date of the agreement, then the $70,000 payment will be eliminated and will not be completed; such that an additional condition to that $70,000 payment is that the current 10-K comments must be officially cleared by letter from the SEC as well as having the registration filed.

   - The dollar trading volume condition will no longer be waived on the $70,000 payment under any circumstances.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL CONVERTIBLE PROMISSORY NOTE DOCUMENTS REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment by signing below:

/s/Matthew Worrall                              /s/Justin Keener
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Matthew Worrall                                 JMJ Financial
President & CEO                                 Its Principal
Amerilithium Corp.